EXHIBIT 10.2
RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT CONSTITUTES PART OF THE PROSPECTUS COVERING SECURITIES
REGISTERED UNDER THE SECURITIES ACT OF 1933.
THIS RESTRICTED STOCK AWARD AGREEMENT (hereafter, the “Agreement”) made as of the ___ day of ____________, ______ between Goodrich Corporation, a New York corporation (the “Company”), and ____________ (the “Employee”). For purposes of this Agreement, all capitalized terms not defined herein shall have the meanings ascribed thereto under the terms of the Goodrich Corporation 2001 Equity Compensation Plan (as amended, the “Plan”), unless otherwise noted.
WHEREAS, the Employee is employed by the Company or its subsidiaries; and
WHEREAS, the Company wishes to grant an award of ____________ shares of the Company’s common stock, par value $5.00 per share (“Common Stock”), under the terms of the Plan, subject to the condition that the Employee stay in the employ of the Company or its subsidiaries for a period of time.
NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:
1.	Grant of Restricted Stock. The Company will cause its stock transfer agent to issue in book entry form an aggregate of ____________ shares (the “Shares”) of the Company’s Common Stock in the name of the Employee. No stock certificates will be issued at this time and the Shares shall be subject to forfeiture and other restrictions to the extent hereinafter provided. The Employee shall have the right to receive dividends and to vote and exercise proxies with respect to the Shares unless all or a portion of the Shares are forfeited as hereinafter provided.

2.	Vesting. Upon the Employee’s continued employment with the Company or one of the Company’s subsidiaries on the date that is three years from the date of this Agreement (the “vest date”), all forfeiture and other restrictions will be removed and the Company will transfer physical possession of a stock certificate or certificates for the Shares to the Employee, subject to the tax withholding provisions below. The number of Shares to be transferred will be adjusted appropriately in the event of any stock split, stock dividend, combination of shares, merger, consolidation, reorganization or other change in the nature of the shares of the Company in the same manner in which other outstanding shares of common stock of the Company are affected.

3.	Assignability. The rights of the Employee, contingent or otherwise, in the Shares, the dividends, voting or proxy rights cannot and shall not be sold, assigned, pledged or otherwise transferred or encumbered until the forfeiture and other restrictions imposed by this Agreement have been removed.

4.	Termination of Employment. Except as specifically provided below, if the Employee’s employment is terminated, for any reason other than death, retirement or permanent and total disability prior to the vest date, all of the Shares will be forfeited. In the event of such forfeiture, the Shares forfeited shall revert to the treasury of the Company and all rights to receive dividends, rights to vote and exercise proxies or any other ancillary rights shall cease and terminate immediately upon such event.

5.	Retirement, Death or Disability. In the event of the Employee’s (a) death or permanent and total disability, or (b) termination of employment with the Company or a subsidiary of the Company at a time when the Employee is eligible for Early Retirement or Normal Retirement, as defined in the Goodrich Corporation Employees’ Pension Plan (or as defined in a subsidiary company’s salaried pension plan in the event the Employee’s pension benefits are received solely from the subsidiary’s plan) in effect at the time of the Employee’s termination of employment, all forfeiture and other restrictions will be removed and the Company will transfer physical possession of a stock certificate or certificates for the Shares to the Employee or his/her estate, subject to the tax withholding provisions below. Notwithstanding any provisions of this Agreement to the contrary, if the Employee’s employment with the Company or any of its subsidiary corporations is terminated for Cause, as defined herein, prior to the vest date, the Committee may, in its sole discretion, direct that the Shares granted under this Agreement be immediately forfeited by the Employee. In the event of such forfeiture, the Shares forfeited shall revert to the treasury of the Company and all rights to receive dividends, rights to vote and exercise proxies or any other ancillary rights shall cease and terminate immediately upon such event. For the purpose of this Agreement, “Cause” shall mean a termination of employment by the Company due to (i) the commission by the Employee of an act of fraud or embezzlement against the Company or any of its subsidiary corporations, (ii) a conviction of the Employee (or a plea of nolo contendere in lieu thereof) for any crime involving fraud, dishonesty or moral turpitude; or (iii) intentional violation by the Employee of written policies of the Company or specific directions of the Board, which misconduct or violation results in material damage to the Company and continues after written notice thereof and a reasonable opportunity to cure.

6.	Change in Control. Anything to the contrary notwithstanding, in the event of a Change in Control of the Company, as that term is defined in the Plan, subsequent to the date of this Agreement, all forfeiture and other restrictions on the Shares shall be immediately removed, and a certificate for the Shares shall be delivered to the Employee, subject to the tax withholding provisions below.

7.	Tax Withholding. At the time the Shares are transferred to the Employee, the number of shares delivered will be net of the amount of shares sufficient to satisfy any federal, state and local tax withholding requirements with which the Company must comply.

8.	Continued Employment. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of the Company or any of its subsidiaries as an executive or in any other capacity.

9.	Parties to Agreement. This Agreement and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All decisions or interpretations of the Board and of the Committee shall be binding and conclusive upon Employee or upon Employee’s executors or administrators upon any question arising hereunder or under the Plan. This Agreement will constitute an agreement between the Company and the Employee as of the date first above written, which shall bind and inure to the benefit of their respective executors, administrators, successors and assigns.

10.	Modification. No change, termination, waiver or modification of this Agreement will be valid unless in writing and signed by all of the parties to this Agreement.

11.	Consent to Jurisdiction. The Employee hereby consents to the jurisdiction of any state or federal court located in the county in which the principal executive office of the Company is then located for purposes of the enforcement of this Agreement and waives personal service of any and all process upon him. The Employee waives any objection to venue of any action instituted under this Agreement.

12.	Notices. All notices, designations, consents, offers or any other communications provided for in this Agreement must be given in writing, personally delivered, or by facsimile transmission with an appropriate written confirmation of receipt, by nationally recognized overnight courier or by U.S. mail. Notice to the Company is to be addressed to its then principal office. Notice to the Employee or any transferee is to be addressed to his/her/its respective address as it appears in the records of the Company, or to such other address as may be designated by the receiving party by notice in writing to the Secretary of the Company.

13.	Further Assurances. At any time, and from time to time after executing this Agreement, the Employee will execute such additional instruments and take such actions as may be reasonably requested by the Company to confirm or perfect or otherwise to carry out the intent and purpose of this Agreement.

14.	Provisions Severable. If any provision of this Agreement is invalid or unenforceable, it shall not affect the other provisions, and this Agreement shall remain in effect as though the invalid or unenforceable provisions were omitted. Upon a determination that any term or other provision is invalid or unenforceable, the Company shall in good faith modify this Agreement so as to effect the original intent of the parties as closely as possible.

15.	Entire Agreement. This Agreement represents the parties’ entire understanding and agreement with respect to the issuance of the option, and each of the parties acknowledges that it has not made any, and makes no promises, representations or undertakings, other than those expressly set forth or referred to therein.

16.	Governing Law. This Agreement is subject to the condition that this award will conform with any applicable provisions of any state or federal law or regulation in force either at the time of grant. The Committee and the Board, as these terms are defined in the Plan, reserve the right pursuant to the condition mentioned in this paragraph to terminate all or a portion of this Agreement if, in the opinion of the Committee and Board, this Agreement does not conform with any such applicable state or federal law or regulation and such nonconformance shall cause material harm to the Company.

This Agreement shall be construed in accordance with and governed by the laws of the State of New York.
     IN WITNESS WHEREOF, the parties agree to the terms and conditions stated herein by signing and returning to the Company the attached copy hereof.

GOODRICH CORPORATION
By:	/s/
Vice President

Accepted by:

(Employee’s name)

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